The Vantagepoint Funds
FYE 12/31/02
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Annual Expense Ratios
                                                             Ratio of
Fund Name                                                expenses to ANA

All-Equity Growth                                                      0.18%
Long-Term Growth                                                       0.14%
Traditional Growth                                                     0.14%
Conservative Growth                                                    0.15%
Savings Oriented                                                       0.16%
Growth & Income                                                        0.81%
Equity Income                                                          0.90%
International                                                          1.16%
US Government                                                          0.61%
Income Preservation                                                    0.83%
Aggressive Opportunities                                               1.14%
Core Bond Class I                                                      0.48%
Growth                                                                 0.88%
Overseas Equity Index Class I                                          0.70%